Exhibit 99.1

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Annual Report on Form 10-K of Bear Island Paper Company, L.L.C. (the "Company") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Peter M. Brant, as Chief Executive Officer of the Company, and Edward D. Sherrick, as Vice President of Finance of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Peter M. Brant
------------------------------
Name: Peter M. Brant
Title: Chief Executive Officer
Date: March 31, 2003



/s/ Edward D. Sherrick
------------------------------
Name: Edward D. Sherrick
Title: Vice President of Finance
Date: March 31, 2003



This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Bear Island Paper Company, L.L.C. and will be retained by Bear Island Paper Company, L.L.C. and furnished to the Securities and Exchange Commission or its staff upon request.